EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 13, 2001, relating to the financial statements and financial statement schedule, which appears in Professional Detailing, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2000.


                                        /s/ PricewaterhouseCoopers LLP

Florham Park, New Jersey
May 9, 2001